SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          AMERICAN BILTRITE INC.
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              (Name of Registrant as Specified In Its Charter)


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  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     1)       Title of each class of securities to which transaction applies:

     2)       Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)       Proposed maximum aggregate value of transaction:

     5)       Total fee paid:

[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


     3)   Filing Party:


     4)   Date Filed:


         The proxy statement filed by American Biltrite Inc. (the "Company") with the Securities and Exchange Commission on March 28, 2002 in connection with the Company's annual meeting of stockholders to be held on May 8, 2002 at the FleetBoston Financial Corporation, America Room, 2nd floor, 100 Federal Street, Boston, Massachusetts at 9:00 A.M. local time is hereby amended solely to add the following disclosure after the sole paragraph appearing under the section heading "Certain Relationships and Related Transactions" on page 14 of that proxy statement:

         During 2001, the Company employed Mr. William M. Marcus' son in a marketing position, with compensation paid (including salary, value of company provided automobile, 401(k) match, and pay in lieu of medical benefits, as applicable) for 2001 of $64,318.

         During 2001, Congoleum Corporation employed Mr. Roger Marcus' two daughters, both in marketing positions, with compensation paid (including salary, value of company provided automobile, 401(k) match, and pay in lieu of medical benefits, as applicable) for 2001 of $67,864 and $71,124, respectively, and employed his son-in-law in an administrative position. Congoleum also employed Mr. Richard G. Marcus' son in a marketing position.